April 8, 2003

To: Employees with Unocal Stock in the Unocal Savings Plan and Employees with Restricted Stock

From:    Brigitte M. Dewez, Corporate Secretary

Re:      Delivery of 2002 Annual Report and 2003 Proxy Statement
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Unocal's 2002 Annual Report and 2003 Proxy Statement are now available on-line for employees. Both documents are accessible in the Outlook Public Folders, on the Unocal SeventySix home page on the intranet, and on the "my Unocal" site.

The complete documents are posted in pdf format. You will need to have Adobe Acrobat Reader installed on your computer to view these documents. Instructions for downloading and installing Acrobat Reader are available from all three locations.

OUTLOOK FOLDER:

[ICON APPEARS HERE]

SeventySix Home Page: http://st.unocal.com/seventysix/annualreport/index.htm
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My Unocal Page: http://my.unocal.com Click on the "2002 Annual Report" ad banner
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A proxy card to vote your Savings Plan shares and any shares of restricted stock you own for this year's annual meeting is scheduled to arrive at your address within the next three weeks through the U.S. Mail. If you have requested hard copies of the annual report or proxy statement (by e-mail or fax to David Whitehurst), those will be mailed to you as well.

Your vote is important. When your proxy card comes in the mail, you may choose
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to vote by internet, phone, or mail. The website and phone number to Mellon
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Investor Services, the independent proxy tabulator, and a control number, are on the proxy card to vote by internet or phone. A return envelope is provided if you decide to return your vote by mail. The proxy tabulator will keep your vote confidential no matter which voting method you choose.

Thank you for your attention to this important matter.